UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2007
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Company Stock Purchase Agreement
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
     On December 29, 2007, Delta Petroleum Corporation (“Delta”) entered into a Company Stock Purchase Agreement (the “Agreement”) with Tracinda Corporation (“Tracinda”), a private investment corporation that is wholly-owned by Kirk Kerkorian. Under the agreement, Tracinda has agreed to invest $684 million to acquire 36 million shares of common stock from Delta at $19.00 per share. A copy of the Agreement is attached hereto as Exhibit 1.1.
     On December 31, 2007, Delta issued a press release announcing that the Company entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description
1.1	Company Stock Purchase Agreement, dated December 29, 2007

99.1	Delta Petroleum Corporation Press Release, dated December 31, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: December 31, 2007

Delta Petroleum Corporation
By:	/s/ Kevin K. Nanke
Kevin K. Nanke
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
1.1	Company Stock Purchase Agreement, dated December 29, 2007

99.1	Delta Petroleum Corporation Press Release, dated December 31, 2007